Exhibit 99.1

Contact:	Adriel Lares
Vice President of Finance and
Chief Financial Officer
(510) 413-5999

3PAR Reports Financial Results for

First Quarter of Fiscal 2009 and

Announces Stock Repurchase Program

Fremont, CA. – July 31, 2008 – 3PAR Inc. (NYSE Arca: PAR), the leading global provider of utility storage, today reported results for the first quarter of fiscal year 2009, which ended June 30, 2008. Revenue for the first fiscal quarter was $43.0 million, an increase of 80% compared to revenue of $23.8 million for the same period a year ago and an increase of 21% compared to $35.5 million in the prior quarter, which ended March 31, 2008.

For the first fiscal quarter, GAAP net income was $678,000 or $0.01 per share compared to GAAP net loss of $4.7 million or ($0.26) per share for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, for the first fiscal quarter of 2009 was $2.0 million or $0.03 per share compared to non-GAAP net loss of $4.1 million or ($0.23) per share for the same period in the prior year.

This quarter, 3PAR benefited from the recognition of certain product revenue that had previously been recognized on a ratable basis. As a result of establishing fair value during this quarter for the support services bundled with these transactions back in March 2007, 3PAR recognized $2.2 million of deferred revenue that relates to the product portion of the March 2007 transactions. Excluding this one-time revenue recognition, product revenue would have been $37.7 million, total revenue would have been $40.7 million, and 3PAR would have reported a GAAP net loss of $827,000 or ($0.01) per share. Also, excluding this one-time revenue recognition, 3PAR’s non-GAAP net income would have been $460,000 or $0.01 per share.

“We are pleased to see 3PAR deliver another strong quarter of improved revenue growth and operating leverage,” said David Scott, President and Chief Executive Officer for 3PAR. “We are also delighted that, taking into account the recognition of previously deferred revenue, we reached an important milestone of profitability on a GAAP basis.”

In addition, 3PAR also announced today that its Board of Directors has approved the investment of up to $10 million for the purchase of shares of 3PAR common stock in the open market under a stock repurchase program. The program will be conducted in accordance with applicable securities laws, rules, and regulations. Repurchases under the program will be made at 3PAR’s discretion and at times and in amounts as deemed as appropriate based on factors such as market conditions, legal requirements, and other corporate considerations.

“The approval of this repurchase program by the Board of Directors demonstrates the commitment 3PAR has to increase shareholder value,” said Scott.

Additional First Quarter Fiscal 2009 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables. The following data concerning GAAP operating results include the $2.2 million in deferred revenue benefit described above.

•

GAAP operating income for the first quarter of fiscal 2009 was $95,000, or 0% of revenue. This compares to GAAP operating loss of $2.4 million, in the fourth quarter of fiscal 2008 or 7% of revenue. Non-GAAP operating income in the first quarter of fiscal 2009 was $1.4 million or 3% of revenue. This compares to non-GAAP operating loss of $1.1 million, or 3% of revenue in the fourth quarter of fiscal 2008. GAAP net income for the first quarter of fiscal 2009 was $678,000 as compared to a net loss of $1.2 million in the fourth quarter of fiscal 2008. Non-GAAP net income in the first quarter of fiscal 2009 was $2.0 million, compared to $60,000 in the fourth quarter of fiscal 2008.

•

GAAP basic and diluted EPS for the first quarter of fiscal 2009 was $0.01 on 60.2 million and 62.8 million weighted average basic and diluted shares outstanding, respectively, compared to ($0.02) for the fourth quarter of fiscal 2008 on 60.0 million weighted average shares outstanding. Non-GAAP basic and diluted EPS in the first quarter of fiscal 2009 was $0.03, compared to $0.00 in the fourth quarter of fiscal 2008.

•

Non-GAAP operating loss, non-GAAP net income (loss), and non-GAAP EPS are computed net of stock-based compensation. In the first quarter of fiscal 2009 and fourth quarter of fiscal 2008, the charge related to stock-based compensation was $1.3 million and $1.2 million, respectively.

Reconciliations of Non-GAAP measures to GAAP operating income (loss), net income (loss), and EPS are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal first quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). A live Webcast of the conference call will also be accessible from the “Investors” section of 3PAR’s Website at www.3PAR.com. Following the Webcast, an archived version will be available on the Website for twelve months. To listen to the replay, parties in the United States and Canada should call 888-286-8010 and enter passcode 90695526. International parties can access the replay at +1-617-801-6888 by entering passcode 90695526.

About 3PAR Inc.

3PAR® (NYSE Arca: PAR) is the leading global provider of utility storage, a category of highly virtualized, tightly-clustered, and dynamically-tiered storage arrays built for utility computing. Organizations use utility computing to build cost-effective virtualized IT infrastructures for flexible workload consolidation. 3PAR Utility Storage gives customers an alternative to traditional arrays by delivering resilient infrastructure with increased agility at a lower total cost to meet their rapidly changing business needs. As a pioneer of thin provisioning —a green technology developed to address storage underutilization and inefficiencies— 3PAR offers products designed to minimize power consumption and promote environmental responsibility. With 3PAR, customers have reduced the costs of allocated storage capacity, administration, and SAN infrastructure while increasing adaptability and resiliency. 3PAR Utility Storage is built to meet the demands of open systems consolidation, integrated data lifecycle management, and performance-intensive applications. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning 3PAR’s revenue growth trends. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of 3PAR’s storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions, including the potential that competitors may offer substantial pricing discounts or pursue aggressive competitive tactics to attract and maintain customers and market share; the impact of technological developments and competitive products and technologies; 3PAR’s reliance on third-parties to sell its storage solution; whether end users continue to adopt 3PAR’s storage solutions; pricing and availability of suppliers’ products, which could result in variability in 3PAR’s gross margins; general industry trends; and 3PAR’s capital and operating requirements to grow its business and changes in industry standards and interfaces. Any one or more of these factors could cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect 3PAR’s business and its financial results are detailed in its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on June 12, 2008, and in subsequent Quarterly Reports on Form 10-Q. Investors should review these risk factors carefully. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. 3PAR undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP earnings (loss) per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income (loss), net income (loss) and EPS. 3PAR defines non-GAAP operating income (loss) and net income (loss) as operating income (loss) and net income (loss) plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income (loss), net income (loss) and EPS versus operating income (loss), net income (loss) and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income (loss) may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of 3PAR’s Website at www.3PAR.com.

3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$62,642	$97,585
Short-term investments	45,103	18,058
Accounts receivable, net	33,911	34,596
Inventory	23,216	18,057
Deferred cost	5,032	4,273
Prepaid and other current assets	2,226	2,077

Total current assets	172,130	174,646
Property and equipment, net	14,948	14,781
Deferred cost, non-current	—	251
Other non-current assets	157	156

Total assets	$187,235	$189,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$4,000
Accounts payable	12,526	12,527
Accrued liabilities	14,328	16,671
Deferred revenue	29,163	26,051
Accrued warranty	3,315	3,371
Current portion of notes payable	447	883

Total current liabilities	59,779	63,503
Accrued warranty, non-current	2,771	2,813
Deferred revenue, non-current	5,235	5,945
Other long-term liabilities	1,129	1,173

Total liabilities	68,914	73,434
Stockholders’ equity	118,321	116,400

Total liabilities and stockholders’ equity	$187,235	$189,834

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2008	2007
Revenue:
Product	$39,924	$23,123
Support	3,029	685

Total revenue	42,953	23,808
Cost of revenue:
Product	14,021	8,110
Support	1,006	216

Total cost of revenue (1)	15,027	8,326

Gross profit	27,926	15,482
Operating expenses:
Research and development (1)	10,157	7,807
Sales and marketing (1)	14,301	10,457
General and administrative (1)	3,373	2,054

Total operating expenses	27,831	20,318

Income (loss) from operations	95	(4,836)
Interest and other income, net	753	182

Income (loss) before provision for income taxes	848	(4,654)
Provision for income taxes	(170)	(30)

Net income (loss)	$678	$(4,684)

Net income (loss) per common share, basic	$0.01	$(0.26)

Net income (loss) per common share, diluted	$0.01	$(0.26)

Shares used to compute basic net income (loss) per common share	60,233	18,335

Shares used to compute diluted net income (loss) per common share	62,762	18,335

(1) Includes stock-based compensation as follows:
Cost of revenues	$48	$43
Research and development	453	255
Sales and marketing	555	146
General and administrative	231	96

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2008	2007
GAAP operating income (loss)	$95	$(4,836)
Plus:
Stock-based compensation	1,287	540

Non-GAAP operating income (loss)	$1,382	$(4,296)

GAAP net income (loss)	$678	$(4,684)
Plus:
Stock-based compensation	1,287	540

Non-GAAP net income (loss)	$1,965	$(4,144)

GAAP net income (loss) per common share	$0.01	($0.26)
Plus:
Stock-based compensation	0.02	0.03

Non-GAAP net income (loss) per common share basic	$0.03	($0.23)

Non-GAAP net income (loss) per common share diluted	$0.03	($0.23)

Shares used in computing basic non-GAAP net income (loss) per common share	60,233	18,335

Shares used in computing diluted non-GAAP net income (loss) per common share	62,762	18,335